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                                                                    EXHIBIT 26.2
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                                  ----------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                        (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  ----------

                                    AMERCO
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           NEVADA                                     88-0106815
(STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

1325 AIRMOTIVE WAY, SUITE #100, RENO, NV               89502-3239
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                       CONVERTIBLE SENIOR DEBT SECURITIES
                    CONVERTIBLE SUBORDINATED DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

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ITEM 1.     GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
            TRUSTEE:

            (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.




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    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of April, 1996.



                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY   /s/ R. D. MANELLA
                           ----------------------------
                           R. D. MANELLA
                           VICE PRESIDENT




* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).




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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                  April 8, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Amerco and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO

                              BY:  /s/ R. D. MANELLA
                                  -------------------------------
                                  R. D. MANELLA
                                  VICE PRESIDENT




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                                    EXHIBIT 7

Legal Title of Bank:        The First National Bank of Chicago
Address:                    One First National Plaza, Suite 0460
City, State  Zip:           Chicago, IL  60670-0460
FDIC Certificate No.:       0/3/6/1/8
Call Date:                  12/31/95  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                            C400
                                                                         DOLLAR AMOUNTS IN                  ----
                                                                             THOUSANDS        RCFD        BIL MIL THOU      <-
                                                                          ----------------    ----        ------------    -------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ............                        0081         4,003,995      1.a.
    b. Interest-bearing balances(2) .....................................                        0071         9,240,284      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ........                        1754                 0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) .....                        1773           827,134      2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs: ..........................................
    a. Federal Funds sold ...............................................                        0276         3,287,844      3.a.
    b. Securities purchased under agreements to resell ..................                        0277           612,400      3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) ...............................................................                        RCFD 2122    16,463,126     4.a.
    b. LESS: Allowance for loan and lease losses ........................                        RCFD 3123       353,777     4.b.
    c. LESS: Allocated transfer risk reserve ............................                        RCFD 3128             0     4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) .............................                        2125        16,109,349      4.d.
5.  Assets held in trading accounts .....................................                        3545        12,379,396      5.
6.  Premises and fixed assets (including capitalized leases) ............                        2145           591,753      6.
7.  Other real estate owned (from Schedule RC-M) ........................                        2150             8,796      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ......................................                        2130            40,560      8.
9.  Customers' liability to this bank on acceptances outstanding ........                        2155           524,918      9.
10. Intangible assets (from Schedule RC-M) ..............................                        2143           101,011     10.
11. Other assets (from Schedule RC-F) ...................................                        2160         1,633,056     11.
12. Total assets (sum of items 1 through 11) ............................                        2170        49,360,496     12.

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ......................................                        RCON 2200   15,174,243     13.a.
       (1) Noninterest-bearing (3) ......................................                        RCON 6631    6,217,164     13.a.(1)
       (2) Interest-bearing .............................................                        RCON 6636    8,957,079     13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) ...............................                        RCFN 2200   14,435,503     13.b.
       (1) Noninterest bearing ..........................................                        RCFN 6631      625,206     13.b.(1)
       (2) Interest-bearing .............................................                        RCFN 6636   13,810,297     13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased ..........................................                        RCFD 0278    2,449,282     14.a.
    b. Securities sold under agreements to repurchase ...................                        RCFD 0279      880,215     14.b.

- --------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.
(3) Includes total demand deposits and noninterest-bearing time and savings deposits.

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Legal Title of Bank:        The First National Bank of Chicago
Address:                    One First National Plaza, Suite 0460
City, State  Zip:           Chicago, IL  60670-0460
FDIC Certificate No.:       0/3/6/1/8
Call Date:                  12/31/95 ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-2

SCHEDULE RC-CONTINUED

                                                                                                           C400
                                                                     DOLLAR AMOUNTS IN                     ----
                                                                         THOUSANDS          RCFD        BIL MIL THOU       <-
                                                                         ---------          ----        ------------    -------
15. a. Demand notes issued to the U.S. Treasury .....................                     RCON 2840          93,942       15.a.
    b. Trading Liabilities...........................................                     RCFD 3548       7,523,265       15.b.
16. Other borrowed money:
    a. With original maturity of one year or less....................                     RCFD 2332       1,897,370       16.a.
    b. With original maturity of more than one year..................                     RCFD 2333         383,807       16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases...........................................................                     RCFD 2910         280,522       17.
18. Bank's liability on acceptance executed and outstanding                               RCFD 2920         524,918       18.
19. Subordinated notes and debentures................................                     RCFD 3200       1,225,000       19.
20. Other liabilities (from Schedule RC-G)...........................                     RCFD 2930       1,444,364       20.
21. Total liabilities (sum of items 13 through 20)...................                     RCFD 2948      46,312,431       21.
22. Limited-Life preferred stock and related surplus.................                     RCFD 3282               0       22.

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus....................                     RCFD 3838               0       23.
24. Common stock.....................................................                     RCFD 3230         200,858       24.
25. Surplus (exclude all surplus related to preferred stock).........                     RCFD 3839       2,320,126       25.
26. a. Undivided profits and capital reserves........................                     RCFD 3632         519,849       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................                     RCFD 8434           7,315       26.b.
27. Cumulative foreign currency translation adjustments..............                     RCFD 3284             (83)      27.
28. Total equity capital (sum of items 23 through 27)................                     RCFD 3210       3,048,065       28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............................                     RCFD 3300       49,360,496      29.

Memorandum

To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best                    Number
    describes the most comprehensive level of auditing work performed for the                    RFCFD N/A      M.1.
    bank by independent external auditors as of any date during 1993 . . . . . .

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors 7 = Other audit procedures (excluding tax preparation work)
8 =  No external audit work

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